Exhibit No. 16 (b)

MFS Series Trust I

(the “Registrant”)

POWER OF ATTORNEY

The undersigned, Trustees of MFS Series Trust I, hereby severally constitute and appoint Heidi W. Hardin, Christopher R. Bohane, Thomas H. Connors, Brian E. Langenfeld, Amanda S. Mooradian, and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the transfer of all of the assets of MFS Equity Opportunities Fund, a series of MFS Series Trust XII, to MFS Core Equity Fund, a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of MFS Equity Opportunities Fund and the issuance to MFS Equity Opportunities Fund of shares of beneficial interest in MFS Core Equity Fund (the “Reorganization”) and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 19th day of July, 2019.

STEVEN E. BULLER Steven E. Buller	Trustee

JOHN A. CAROSELLI John A. Caroselli	Trustee

MAUREEN R. GOLDFARB Maureen R. Goldfarb	Trustee

MICHAEL HEGARTY Michael Hegarty	Trustee

Exhibit No. 16 (b)

PETER D. JONES Peter D. Jones	Trustee

JOHN P. KAVANAUGH John P. Kavanaugh	Trustee

JAMES W. KILMAN James W. Kilman	Trustee

ROBERT J. MANNING Robert J. Manning	Trustee

CLARENCE OTIS, JR. Clarence Otis, Jr.	Trustee

MARYANNE L. ROEPKE Maryanne L. Roepke	Trustee

ROBIN A. STELMACH Robin A. Stelmach	Trustee

LAURIE J. THOMSEN Laurie J. Thomsen	Trustee